EXHIBIT 16.1

RBSM LLP

Certified Public Accountants

805 Third Avenue

Suite 1430

New York, New York 10022

August 13, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Success Holding Group International, Inc.’s (the “Company”) Form 8-K dated August 10, 2015, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ RBSM LLP